NEWS RELEASE
                                                CONTACT:  George Daniels
                                                          Vice President/CFO
FOR IMMEDIATE RELEASE                                     (800)423-3868
                                                          gdaniels@zerocorp.com


         ZERO CORPORATION ANNOUNCES AGREEMENT TO EXTEND ESCROW PERIOD
                        FOR SALE OF BURBANK PLANT SITE


LOS ANGELES (February 13, 1998)-ZERO Corporation (NYSE/PSE:ZRO) today announced an agreement to extend the escrow period for the sale of ZERO's former manufacturing site in Burbank, California.  The sales price remains unchanged at $12.75 million.  The termination of the agreement for the sale of the property was previously announced on February 4, 1998.



Wilford D. Godbold, Jr., President and Chief Executive Officer of ZERO

Corporation, said, "We have agreed with Herbert F. Boeckmann, II, owner of

Galpin Ford, to extend the escrow period to March 25, 1998 for an additional deposit.  Although there is no assurance that the sale will be completed, we are continuing to work with Mr. Boeckmann."



ZERO Corporation's primary business is protecting electronics, where it serves the system packaging, thermal management and engineered case requirements of the telecommunications, instrumentation and data processing markets.  ZERO also serves the air cargo industry and produces the famous line of ZERO

Halliburton(R) cases for consumers worldwide.  More information on ZERO is available at its home page at WWW.ZEROCORP.COM.

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ZERO Corporation, 444 South Flower, Suite 2100, Los Angeles, California 90071

                                 EXHIBIT 99.2
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